Exhibit 1.1

CARE CAPITAL PROPERTIES, INC.

COMMON STOCK, PAR VALUE $0.01

EQUITY DISTRIBUTION AGREEMENT

December 19, 2016

December 19, 2016

To	Morgan Stanley & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.
Jefferies LLC
J. P. Morgan Securities LLC
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
Stifel, Nicolaus & Company, Incorporated
UBS Securities LLC

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Care Capital Properties, Inc., a Delaware corporation (the “Company”), and Care Capital Properties, LP, a Delaware limited partnership (the “Operating Partnership”), agree with Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Jefferies LLC, J. P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated and UBS Securities LLC, as sales agents and/or principal (each, a “Manager”, and collectively, the “Managers”), as set forth in this equity distribution agreement (this “Agreement”).  The Company and the Operating Partnership are referred to herein sometimes individually as a “CCP Entity” and together as the “CCP Entities”.

The Company proposes to issue and sell through the Managers, on the terms set forth in this Agreement, shares of its common stock, par value $0.01, having an aggregate gross sales price of up to $250,000,000 (the “Shares”).  The shares of common stock, par value $0.01, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”.  The obligations of the Managers under this Agreement shall be several, and not joint.  The Company agrees that whenever it determines to sell Shares directly to a Manager as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form attached hereto as Exhibit A, relating to such sale in accordance with Section 2(b) hereof.  References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-213616), including a prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.  The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”.  “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on December 19, 2016, in the form furnished by the Company to the Managers in connection with the offering of the Shares.  Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) hereof), if any.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.  “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b) hereof and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1.                                      Representations and Warranties.  The CCP Entities, jointly and severally, represent and warrant to and agree with the Managers that:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or threatened by the Commission.  The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)                                 (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the applicable Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined in Section 4 hereof) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; (ii) the Basic Prospectus complied at the time it was filed with the Commission, complies as of the date hereof and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations of the Commission under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations of the Commission under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, complied in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will comply in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.

(c)                                  (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the Manager Information (as defined in Section 8(b) hereof).

(d)                                 Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act relating to the offer and sale of the Shares has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus relating to the offer and sale of the Shares that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was used or referred to by the Company or that was furnished to the Managers by the Company for general distribution to investors complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus relating to the offer and sale of the Shares, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares to which such free writing prospectus relates or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.  Each broadly available road show relating to the offer and sale of the Shares, if any, when considered together with the General Disclosure Package, does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Managers in accordance with Section 6(b) hereof, the Company has not used or referred to, and will not, use or refer to, any free writing prospectus relating to the offer and sale of the Shares.

(e)                                  (i) At the time of filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act; and (ii)(A) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (B) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f)                                   Except under circumstances where the Company has provided the Managers with the notice required pursuant to Section 2(h) hereof, the Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(g)                                  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right.  All of the issued and outstanding shares of capital stock or other equity interests of the Company and each Significant Subsidiary (as defined in Section 12 hereof) have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, all of such shares of capital stock or other equity interest of each Significant Subsidiary are owned by the Company, directly or indirectly through one or more Subsidiaries (as defined in Section 12 hereof), free and clear of all Liens (as defined in Section 12 hereof), other than Liens (A) that will be discharged at or prior to the applicable Settlement Date or (B) that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets of Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(h)                                 Each CCP Entity and each Significant Subsidiary (A) is a corporation, partnership, limited liability company or business trust duly organized and validly existing under the laws of the jurisdiction of its organization, (B) has all requisite corporate, partnership, limited liability company or trust power and authority necessary to own its property and carry on its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and to enter into this Agreement, as applicable, and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except for any failures to be so qualified and in good standing that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(i)                                     This Agreement has been duly authorized, executed and delivered by each of the CCP Entities.

(j)                                    The Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k)                                 None of the CCP Entities or any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which its assets or properties is subject (collectively, “Agreements and Instruments”) or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over it or its assets or properties or other governmental or regulatory authority, agency or body (each, a “Governmental Entity”), except, in the case of clauses (B) and (C), for any such defaults or violations that are set forth in the Registration Statement, the Prospectus and the General Disclosure Package or that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(l)                                     Neither the execution, delivery and performance of this Agreement by the CCP Entities nor the issuance, offer and sale of the Shares contemplated hereby does or will (A) violate the charter, bylaws or other constitutive documents of any CCP Entity or any Subsidiary, (B) conflict with, result in a breach or violation of, or constitute a default under any Agreements and Instruments, or (C) violate any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any CCP Entity or any Subsidiary or any of their assets or properties or other Governmental Entity, except, in the case of clauses (B) and (C), for any such conflicts, breaches, defaults, or violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  No consent, approval, authorization or order of, or filing with, any domestic or foreign court with jurisdiction over any CCP Entity or any Subsidiary or any of their assets or properties or other Governmental Entity is required to be obtained or made by any CCP Entity or any Subsidiary for the execution, delivery and performance of this Agreement, or the issuance, offer and sale of the Shares contemplated hereby, except (i) under the Securities Act and (ii) for such as have been or will be obtained or made or as may be required by state securities laws, blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(m)                             Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package and, to the extent applicable to the offering of the Shares, except as have been satisfied or waived, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(n)                                 Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, there is no action, suit or proceeding before or by any domestic or foreign court, arbitrator or other Governmental Entity pending or, to the knowledge of the CCP Entities, threatened, to which any CCP Entity or any Subsidiary is a party or to which the assets or properties of any CCP Entity or any Subsidiary are subject, that is, individually or in the aggregate, reasonably likely (A) to have a Material Adverse Effect or (B) to materially and adversely affect the offer and sale of the Shares contemplated hereby.  Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, there is no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is subject that is, individually or in the aggregate, reasonably likely to materially and adversely affect the offer and sale of the Shares contemplated hereby or the CCP Entities’ performance of their respective obligations hereunder.

(o)                                 The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(p)                                 Each CCP Entity and each Subsidiary possesses all licenses, certificates, permits, authorizations and approvals issued by the appropriate federal, state, local or foreign Governmental Entities (collectively, “Authorizations”) necessary to carry on its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, except for any failures to hold such Authorizations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  All such Authorizations are valid and in full force and effect, except for any failures to be valid or in full force and effect that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and none of the CCP Entities or any Subsidiary has received any written notice of proceedings relating to the limitation, suspension or revocation of any such Authorization, except for any limitations, suspensions or revocations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(q)                                 The Company and its Subsidiaries have good and marketable title in fee simple to, or a ground leasehold or other economic interest in, all real property (other than properties capitalized under capital leases) described as owned by them in the Registration Statement, the Prospectus and the General Disclosure Package, in each case free and clear of all Liens, except (A) for Liens described in the Registration Statement, the Prospectus and the General Disclosure Package and (B) for any failures to have such title or any Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  Any real property held under lease by the Company and its Subsidiaries is held under a valid and enforceable lease, except for any failures to so hold such real property that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  To the knowledge of the CCP Entities, no lessee or sublessee of any real property owned or leased by the Company and/or any Subsidiary is in default under its respective lease and there is no event that, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(r)                                    Commencing with the date on which it became a regarded entity for U.S. tax purposes, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(s)                                   (A) All tax returns required to be filed by the Company and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed, (B) the Company and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest, and (C) the Company and each Subsidiary have complied with all withholding tax obligations, except in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(t)                                    The Company is not and, upon the issuance and sale of the Shares as herein contemplated and the application of the Net Proceeds therefrom as described in the Registration Statement, the Prospectus and the General Disclosure Package, will not be an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(u)                                 The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (A) are designed to ensure that material information is accumulated and communicated to the Company’s Chief Executive Officer and Chief Financial Officer on a timely basis, (B) were evaluated for effectiveness as of the end of the Company’s most recent fiscal quarter and (C) are effective at a reasonable assurance level to perform the functions for which they were established.

(v)                                 The Company maintains “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there have been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w)                               Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package (in each case as supplemented or amended), except as otherwise set forth therein, (A) none of the CCP Entities or any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has been no event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (C) there has been no material change in the long-term debt of the Company and its Subsidiaries or in the authorized capitalization of the Company.

(x)                                 KPMG LLP is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act.  KPMG LLP, who has delivered its audit report with respect to the American Realty Capital Healthcare Trust Post-Acute Portfolio combined statement of revenue and certain expenses and the Acquired Skilled Nursing Portfolio statement of revenue, incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, is an independent auditor with respect to the American Realty Capital Healthcare Trust Post-Acute Portfolio and the Acquired Skilled Nursing Portfolio.  The historical combined consolidated financial statements of the Company, together with the related financial statement schedules and notes thereto, if any, incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package present fairly in all material respects the combined consolidated financial position and results of operations of the Company and its predecessors at the respective dates and for the respective periods presented therein.  Such historical combined consolidated financial statements and the related financial statement schedules and notes thereto, if any, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise set forth in the Registration Statement, the Prospectus and the General Disclosure Package.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Any financial statements and related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package that are required to be so included or incorporated pursuant to Rule 3-05 or Rule 3-14 of Regulation S-X, to the knowledge of the CCP Entities, comply in all material respects with the applicable requirements of Rule 3-05 or Rule 3-14 of Regulation S-X, as applicable, and present fairly in all material respects the information described therein.  Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines applicable thereto and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(y)                                 None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any director, officer or affiliate of the Company has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(z)                                  None of the CCP Entities nor, to the knowledge of the CCP Entities, any director, officer, agent or employee of any CCP Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The CCP Entities and, to the knowledge of the CCP Entities, their affiliates have conducted their businesses in compliance in all material respects with the FCPA.

(aa)                          The operations of the Company and its Subsidiaries are, and, to the knowledge of the CCP Entities, have been at all times since January 1, 2010, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its Subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any

Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving the Company and its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the CCP Entities, threatened.

(bb)                          None of the CCP Entities or any Subsidiary or, to the knowledge of the CCP Entities, any director, officer, agent, employee or affiliate of any CCP Entity or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  The CCP Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of any CCP Entity addressed and delivered to the Managers or to counsel for the Managers shall be deemed a representation and warranty by the CCP Entities to the Managers as to the matters covered thereby.  The CCP Entities acknowledge that the Managers and, for purposes of the opinions to be delivered to the Managers, pursuant to Section 5 hereof, counsel to the CCP Entities and counsel to the Managers will rely upon the accuracy of the foregoing representations, and the CCP Entities hereby consent to such reliance.

2.                                      Sale of Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the CCP Entities and the Managers agree that the Company may from time to time seek to sell Shares through the Managers, acting as sales agents or directly to the applicable Managers acting as principals from time to time as follows:

(a)                                 The Company may submit its orders with respect to Shares to be sold on an agented basis (including any price thresholds, time or size limits or other customary parameters or conditions) to a Manager by telephone or email as set forth in Schedule II on any Trading Day (as defined herein), which order shall be confirmed by such Manager by email.  On any Trading Day, the Company may sell Shares through only one Manager.  The Company shall notify the Managers in writing by facsimile or email at least one business day prior to changing the Manager through whom sales of Shares will be made on any Trading Day.  As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “Exchange”).

(b)                                 Subject to the terms and conditions hereof, each Manager shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which such Manager has agreed to act as sales agent.  The Company acknowledges and agrees that (i) there can be no assurance that the Managers will be successful in selling the Shares, (ii) no Manager will incur liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, unless the Company and such Manager agree as set forth below.  Shares purchased from the Company by the applicable Managers, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such applicable Managers and the CCP Entities as evidenced by a Terms Agreement.  The applicable Managers’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the CCP Entities, and performance by the CCP Entities of their respective covenants and other obligations herein contained and shall be subject to the terms and conditions herein set forth.  In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control as between the Company and the applicable Managers; provided, however, that in no event will any Terms Agreement affect the rights or obligations of any Manager not a party thereto.

(c)                                  The Company shall not authorize the issuance and sale of, and the applicable Manager acting as sales agent shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) hereof, or in an amount that, when added to the aggregate gross sales price previously purchased and to be purchased pursuant to pending sales pursuant to this Agreement, including any Terms Agreements, exceeds an aggregate gross sales price of $250,000,000.  In addition, the Company or the Manager acting as sales agent through whom the sale of Shares is to be made on any Trading Day may, upon notice to the other party by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d)                                 The applicable Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which Shares are sold by such Manager acting as sales agent under this Agreement setting forth (i) the amount of such Shares sold by such Manager acting as sales agent on such day, (ii) the gross offering proceeds received from such sale and (iii) the compensation payable by the Company to such Manager with respect to such sales pursuant to Section 3(a).

(e)                                  At each Time of Sale, Settlement Date and Representation Date (as defined below), the CCP Entities shall be deemed to have affirmed each representation and warranty contained in this Agreement.  Any obligation of the applicable Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the CCP Entities herein, to the performance by the CCP Entities of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 hereof.

(f)                                   Notwithstanding any other provision of this Agreement, the Company and the Managers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and no Manager shall be obligated to sell or offer to sell any Shares (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(g) hereof, at any time during the period commencing on the 14th day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(g)                                  Notwithstanding clause (ii) of Section 2(f) hereof, if the Company wishes to offer or sell Shares through a Manager as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) file (and not furnish) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), (ii) provide the Managers with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Sections 6(m), (n), (o), (p) and (q), respectively, hereof, and (iii) afford the Managers the opportunity to conduct a due diligence review.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 6(m), (n), (o), (p) and (q), respectively, hereof, and (B) this Section 2(g) shall in no way affect or limit the operation of clause (i) of Section 2(f) hereof, which shall have independent application.

(h)                                 If any party has reason to believe that the exemptive provisions set forth in Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(i)                                     Notwithstanding the foregoing, in the event the Company engages a Manager for a sale of Shares on an agented basis that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company will provide the applicable Manager, at such Manager’s reasonable request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Sections 6(m), (n), (o), (p) and (q), respectively, hereof, each dated the Settlement Date, and such other documents and information as the Manager shall reasonably request, and the Company and the Manager will agree to compensation that is customary for the Manager with respect to such transaction.

3.                                      Fee.  (a) The compensation to applicable Manager for sales of the Shares with respect to which such Manager acts as sales agent hereunder shall be up to 2.0% of the gross offering proceeds of such Shares sold pursuant to this Agreement.  The compensation payable to any Manager for sales of any Shares sold to such Manager as principal shall be set forth in the applicable Terms Agreement.

(b)                                 If prior to two years (or such earlier date that this Agreement is terminated by the Company in accordance with the provisions of Section 11 hereof), the aggregate gross purchase price of the Shares sold pursuant to this Agreement is less than $25,000,000, the Company shall reimburse the Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers, incurred by them on or prior to such date in connection with the offering contemplated by this Agreement, subject to a maximum reimbursement of $150,000.

4.                                      Payment, Delivery and Other Obligations.  Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made, or such other day as the Company and the applicable Manager may mutually agree (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the applicable Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the proceeds from the sale of such Shares.  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold will be equal to (a) the aggregate offering price received by the Manager at which such Shares were sold (the “Gross Proceeds”), after deduction for (i) the Manager’s compensation for such sales payable by the Company pursuant to Section 3 hereof, and (ii) any customary transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”) or (b) the Gross Proceeds.  In the event that the Manager delivers the Gross Proceeds to the Company at a Settlement Date, the amounts set forth in clauses (a)(i) and (ii) of the preceding sentence shall be set forth and invoiced in a periodic statement from the Manager to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.  Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the applicable Manager’s or its designee’s account (provided that such Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the Company and the applicable Manager, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company.  If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the applicable Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5.                                      Conditions to the Managers’ Obligations.  The obligations of the Managers are subject to the following conditions:

(a)                                 The Managers shall have received on each date specified in Section 2(g) and (i), and Section 6(m) hereof a certificate, dated such date and signed by the Chief Executive Officer, President or an Executive Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, to the effect that (i) the representations and warranties of the CCP Entities contained in this Agreement are true and correct as of such date; (ii) the CCP Entities have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before such date; and (iii) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(b)                                 The Managers shall have received on each date specified in Section 2(g) and (i), and Section 6(n) hereof, the opinions of:

(i)                                              general counsel for the Company, in the form set forth in Exhibit B-1 hereto; and

(ii)                                           Sidley Austin LLP, as counsel for the CCP Entities, in the form set forth in Exhibit B-2 and Exhibit B-3 hereto.

The opinions of counsel for the CCP Entities described in this Section 5(b) shall be rendered to the Managers at the request of the Company and shall so state therein.

(c)                                  The Managers shall have received on each date specified in Section 2(g) and (i), and Section 6(o), an opinion of Clifford Chance US LLP, counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.

(d)                                 The Managers shall have received on each date specified in Section 2(g) and (i), and Section 6(p) hereof a letter dated such date in form and substance satisfactory to the Managers, from KPMG LLP, independent public accountants for the Company, or other nationally recognized independent public accountants, (A) confirming that they are an independent registered public accounting firm within the meaning of the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial CCP Comfort Letter”) and (C) updating the Initial CCP Comfort Letter with any information that would have been included in the Initial CCP Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(e)                                  So long as the Company includes or incorporates by reference the financial statements of Senior Care Centers, LLC in its Securities Act filings or annual reports on Form 10-K, the Managers shall have received on each date specified in Section 6(q) hereof, a letter dated such date in form and substance satisfactory to the Managers, from independent auditors for Senior Care Centers, LLC (A) confirming that they are independent auditors within the meaning of the American Institute of CPA’s Code of Professional Conduct, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial SCC Comfort Letter”) and (C) updating the Initial SCC Comfort Letter with any information that would have been included in the Initial SCC Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f)                                   All filings with the Commission required by Rule 424 under the Act in connection with the offer and sale of the Shares to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g)                                  The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(h)                                 The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i)                                     Counsel for the Managers shall have been furnished with such additional documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the CCP Entities in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Managers and counsel for the Managers.

6.                                      Covenants of the CCP Entities.  The CCP Entities, jointly and severally, covenant with the Managers as follows:

(a)                                 To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request.  In case a Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of a Manager, and at its own expense, the Company shall prepare and deliver to such Manager as many copies as such Manager may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b)                                 Before amending or supplementing the Registration Statement or the Prospectus, other than amendments or supplements deemed to be made by filing an Incorporated Document, or filing a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, to furnish to the Managers, or in the case of an offer and sale of Shares to a Manager as principal, such Manager, a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object (in each case, other than any prospectus supplement relating to the offering of Shelf Securities other than the Shares ).  To furnish to the Managers a copy of each proposed free writing prospectus relating to the offer and sale of Shares to be used by, or referred to by the Company and not to use or refer to any such proposed free writing prospectus to which the Managers reasonably object.  Not to take any action that would result in any Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus relating to the offer and sale of Shares prepared by or on behalf of any Manager that the Manager otherwise would not have been required to file thereunder.

(c)                                  To file, subject to Section 6(b) hereof, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period.  For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the Net Proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) hereof, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) under the Securities Act)).

(d)                                 In connection with a Terms Agreement, to prepare and file with the Commission, subject to Section 6(b) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement.  To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and Prospectus Supplement, and any pricing supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the applicable Managers via electronic mail in “.pdf” format on such filing date to electronic mail accounts designated by such Managers and, at the applicable Managers’ request, to also furnish copies of the Prospectus and Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e)                                  During the Delivery Period to advise the Managers, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f)                                   If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation by email or facsimile) and to promptly prepare and file, subject to Section 6(b) hereof, with the Commission an amendment or supplement to the Registration Statement or the Prospectus that will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.

(g)                                  To cooperate with the Managers in qualifying the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(h)                                 To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (not to exceed $5,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Managers incurred in connection with review and qualification by FINRA of the offering contemplated by this Agreement (not to exceed $10,000), (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section 6(i), Section 3(b) and Section 8 hereof, the Managers will pay all of their costs and expenses, including any advertising expenses connected with any offers the Managers may make.

(j)                                    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, including if any Shares purchased by a Manager as principal not for its own account remain unsold, prior to such third anniversary, to file, subject to Section 6(b) hereof, a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k)                                 To use commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(l)                                     To use the Net Proceeds from the sale of the Shares in the manner described in the Registration Statement, Prospectus and General Disclosure Package under the heading “Use of Proceeds”.

(m)                             Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K or a proxy statement, unless such report or proxy statement contains historical financial statements of the Company) or (iii) each time Shares are delivered to the applicable Manager as principal (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(a) hereof are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(n)                                 On each Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinions of each of the general counsel for the Company and Sidley Austin LLP, outside counsel for the CCP Entities, as described in Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o)                                 On each Representation Date, Clifford Chance US LLP, counsel to the Managers, shall furnish to the Managers a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers.

With respect to Sections 6(n) and 6(o) hereof, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under Section 6(n) or Section 6(o) hereof, as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(p)                                 Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, (iv) each time Shares are delivered to the applicable Manager as principal or (v) on such other dates as may be reasonably requested by a Manager,

KPMG LLP, independent public accountants for the Company, or other nationally recognized independent public accountants, shall deliver to the Managers the comfort letter(s) described in Section 5(d) hereof.

(q)                                 Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and, so long as the Company includes or incorporates by reference the financial statements of Senior Care Centers, LLC in its Securities Act filings or annual reports on Form 10-K, each time that (i) the Registration Statement or the Prospectus is amended to include additional financial information, (ii) the Company files an annual report on Form 10-K or (iii) Shares are delivered to the applicable Manager as principal, independent auditors for Senior Care Centers, LLC shall deliver to the Managers the comfort letter(s) described in Section 5(e) hereof.

(r)                                    To cooperate with any reasonable due diligence review conducted by the Managers in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Managers may reasonably request after consultation with the Company.

(s)                                   To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(t)                                    That they consent to the Managers trading in the Common Stock for the Managers’ own accounts, respectively, and for the account of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

(u)                                 That each acceptance by the Company of an offer to purchase the Shares hereunder and each execution and delivery by the Company of a Terms Agreement shall be deemed to be an affirmation to the applicable Manager that the representations and warranties of the CCP Entities contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance or such Terms Agreement as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(v)                                 During the period beginning on the third Trading Day immediately prior to the date on which instructions to sell Shares hereunder are delivered by the Company to a Manager and ending on the first Trading Day following the Settlement Date with respect to such sales, the CCP Entities shall not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Managers pursuant to this Agreement, (ii) any units or shares of Common Stock or other securities issued by the Company upon the exercise of an option or warrant or the conversion or settlement of a security outstanding on the date hereof, (iii) any units or shares of Common Stock or other securities issued or options to purchase Common Stock (and any shares of Common Stock issued upon settlement or exercise thereof) granted pursuant to incentive or employee benefit plans of the Company, and the registration thereof, (iv) any units or shares of Common Stock or other securities issued or options to purchase shares of Common Stock granted pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, and the registration thereof, (v) the issuance of any units of limited partnership in a Subsidiary or the issuance of any shares of Common Stock upon redemption thereof, and the registration thereof, and (vi) the issuance of any shares of Common Stock for acquisitions, and the registration thereof.

7.                                      Covenants of the Managers.  Each Manager, severally and not jointly, covenants with the CCP Entities not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

8.                                      Indemnification.

(a)                                 Each of the CCP Entities, jointly and severally, agrees to indemnify and hold harmless each Manager, its directors, officers, selling agents and each person, if any, who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact included in the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact, in each case necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission; provided that (subject to Section 8(d) hereof) any such settlement is effected with the prior written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Managers), reasonably incurred in investigating, preparing or defending against any litigation, any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Manager Information (as defined below).  This indemnity agreement will be in addition to any liability that the CCP Entities may otherwise have, including, but not limited to, liability under this Agreement.

(b)                                 Each Manager, severally and not jointly, agrees to indemnify and hold harmless each CCP Entity, its directors and officers, and each person, if any, who controls any CCP Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions relating to such Manager made in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished by or on behalf of such Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto; provided that, with respect to the preceding clause, the CCP Entities acknowledge that the only information furnished in writing by or on behalf of the Managers expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto is, for each Manager other than Stifel, Nicolaus & Company, Incorporated, the name of such Manager in the Prospectus Supplement, and for Stifel, Nicolaus & Company, Incorporated, the name of such Manager and the information in the third sentence of the twelfth paragraph under the heading “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement (the “Manager Information”).  This indemnity agreement will be in addition to any liability that the Managers may otherwise have, including, but not limited to, liability under this Agreement.

(c)                                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent the indemnifying party is materially prejudiced as a result thereof and in any event shall not relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the Managers, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company, subject to the reasonable approval of the indemnifying party.  An indemnifying party may participate at its own expense in and assume the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party; provided further, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to the indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, such approval not to be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 8 for any fees and expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action, in each of which cases the fees and expenses of such indemnified party’s counsel shall be at the expense of the indemnifying party.  Notwithstanding the foregoing, in no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If, at any time, an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) hereof effected without its prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its prior written consent if such indemnifying party (A) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (B) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e)                                  The provisions of this Section 8 shall not affect any agreement among the CCP Entities with respect to indemnification.

9.                                      Contribution.  If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the CCP Entities, on the one hand, and the applicable Managers, on the other hand, from the offering of Shares pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the CCP Entities, on the one hand, and of the applicable Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the CCP Entities, on the one hand, and the applicable Manager, on the other hand, in connection with the offering of Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total Net Proceeds from the offering of Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total discounts and commissions received by such Manager from the offering of such Shares.

The relative fault of the CCP Entities, on the one hand, and the applicable Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information furnished by the CCP

Entities or the Manager Information and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The CCP Entities and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, no Manager shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Manager with respect to the offering of the Shares pursuant to this Agreement exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Managers’ obligations to contribute pursuant to this Section 9 shall be several in proportion to their respective obligations hereunder and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each director, officer and selling agent of a Manager, and each person, if any, who controls a Manager within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Manager, and each officer and director of a CCP Entity, and each person, if any, who controls a CCP Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such CCP Entity.

The provisions of this Section 9 shall not affect any agreement among the CCP Entities with respect to contribution.

10.                         Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.                         Termination.  (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through any Manager for the Company or if a Manager owns any Shares purchased by it as principal not for its own account, the obligations of the CCP Entities, including, but not limited to, its obligations under

Section 4 hereof, shall remain in full force and effect notwithstanding such termination until such Shares are delivered or resold, as the case may be; and (ii) the provisions of Section 1, Section 3(b), Section 6(i), Section 8 and Section 9 hereof shall remain in full force and effect notwithstanding such termination.

(b)                                 Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement, as to itself only, in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the applicable Manager for the Company, the obligations of the CCP Entities, including, but not limited to, its obligations under Section 4 hereof, shall remain in full force and effect notwithstanding such termination; (ii) the provisions of Section 1, Section 3(b), Section 6(i), Section 8  and Section 9 hereof shall remain in full force and effect with respect to such Manager notwithstanding such termination; and (iii) the provisions of this Agreement shall remain in full force and effect with respect to all other non-terminating Managers.

(c)                                  The applicable Managers may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any material adverse change, or any development involving a prospective material adverse change, in the business condition (financial or otherwise), results of operations or assets of the Company and its Subsidiaries, considered as one enterprise, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each of clause (i) and (ii) above, the effect of which is such as to make it, in the judgment of such Managers, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Exchange, or (iv) if trading generally on the Exchange, the NYSE Amex or NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either federal or New York authorities.

(d)                                 If the Company and two or more Managers enter into a Terms Agreement pursuant to which such Managers agree to purchase Shares from the Company as principal and one or more of such Managers shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the non-defaulting Managers shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Managers or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)                                     if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Managers on the Settlement Date, the non-defaulting Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all non-defaulting Managers; or

(ii)                                  if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Managers on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any non-defaulting Manager.

No action taken pursuant to this Section 11(d) shall relieve any defaulting Manager from liability in respect of its default.  In the event of any such default which does not result in a termination of such Terms Agreement, either the non-defaulting Managers or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Prospectus or the General Disclosure Package or in any other documents or arrangements.

(e)                                  This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 11(a) or (b) hereof or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (e) shall in all cases be deemed to provide that Section 1, Section 3(b), Section 6(i), Section 8 and Section 9 hereof shall remain in full force and effect.

(f)                                   Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Manager or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4 hereof.

12.                               Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, (a) the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; (d) the term “Subsidiary” means any “subsidiary,” as such term is defined in

Rule 405 under the Securities Act, of the Company; and (e) the term “Significant Subsidiary” means any Subsidiary whose total assets or annualized revenues (when aggregated with those of its Subsidiaries) as of the date of this Agreement exceed 10% of the consolidated total assets or consolidated annualized revenues, as applicable, of the Company and its Subsidiaries.

13.                               Entire Agreement.  (a) This Agreement represents the entire agreement between the CCP Entities and the Managers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b)                                 Each of the CCP Entities acknowledges that in connection with the offering of the Shares:  (i) each Manager has acted and will act at arm’s length and not as a financial advisor or a fiduciary to, the CCP Entities or any other person, (ii) each Manager owes the CCP Entities only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) each Manager may have interests that differ from those of the CCP Entities and (iv) no Manager has provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the CCP Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.  Each of the CCP Entities waives to the full extent permitted by applicable law any claims it may have against any Manager arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

14.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.                               Applicable Law.  This Agreement and any claim, controversy or dispute arising or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.                               Waiver of Jury Trial.  The CCP Entities and the Managers each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

17.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.                               Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the CCP Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

19.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Managers shall be delivered, mailed, emailed or sent to: Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention:  Equity Syndicate Desk, with a copy to the Legal Department; Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention:  Syndicate Registration, facsimile:  (646) 834-8133, with a copy to the Director of Litigation, Office of the General Counsel; Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, facsimile:  (646) 291-1469, Attention:  General Counsel; Credit Agricole Securities (USA) Inc. at 1301 Avenue of the Americas, New York, New York 10019, Attention:  Peter E. Ruel, facsimile:  (212) 261-2516, email:  peter.ruel@ca-cib.com; Jefferies LLC at 520 Madison Avenue, New York, New York 10022, Attention:  General Counsel; J. P. Morgan Securities LLC at Madison Avenue, 10th Floor, New York, New York 10179, Attention:  Special Equities Group, Adam Rosenbluth, email:  adam.s.rosenbluth@jpmorgan.com, and Brett Chalmers, email:  brett.chalmers@jpmorgan.com; MUFG Securities Americas Inc. at 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention:  Capital Markets Group, facsimile: (646) 434-3455; RBC Capital Markets, LLC at 200 Vesey Street, 8th Floor, New York, New York 10281, Attention:  Equity Capital Markets, facsimile: (212) 428-6260; Stifel, Nicolaus & Company, Incorporated at One South Street, 15th Floor, Baltimore, Maryland 21202, Attention:  Syndicate Department, facsimile:  (443) 224-1273; UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention:  Syndicate Department, with a copy for information purposes to UBS Securities LLC, 153 West 51st Street, New York, New York, 10019, Attention:  Legal and Compliance Department, facsimile: (212) 821-3915; with a copy to Clifford Chance US LLP, 31 W. 52nd Street, New York, New York 10019, Attention:  Andrew S. Epstein, facsimile:  (212) 878-8375, email:  andrew.epstein@cliffordchance.com; and if to the CCP Entities shall be delivered, mailed or sent to:  the Company at 191 N. Wacker Drive, Suite 1200, Chicago, Illinois 60606, Attention:  General Counsel, facsimile:  (312) 881-4798, email:  kbenson@carecapitalproperties.com; with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention:  J. Gerard Cummins, facsimile:  (212) 839-5599, email:  jcummins@sidley.com.

[Signature page follows]

Very truly yours, CARE CAPITAL PROPERTIES, INC.

By:	/s/ Lori B. Wittman
	Name:	Lori B. Wittman
	Title:	Executive Vice President and Chief Financial Officer

CARE CAPITAL PROPERTIES, LP

By:	Care Capital Properties, GP, LLC, its General Partner

By:	/s/ Lori B. Wittman
	Name:	Lori B. Wittman
	Title:	Vice President and Treasurer

[Signature Page — Equity Distribution Agreement]

Accepted as of the date first written above MORGAN STANLEY & CO. LLC

By:	/s/ Matt Johnson
	Name:	Matt Johnson
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Scott M. Skidmore
	Name:	Scott M. Skidmore
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Guy Dorsainvil
	Name:	Guy Dorsainvil
	Title:	Vice President

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Peter E. Ruel
	Name:	Peter E. Ruel
	Title:	Managing Director

JEFFERIES LLC

By:	/s/ Michael Judlowe
	Name:	Michael Judlowe
	Title:	MD – ECM

[Signature Page — Equity Distribution Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
	Name:	Adam S. Rosenbluth
	Title:	Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ David McMillan
	Name:	David McMillan
	Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ John Perkins
	Name:	John Perkins
	Title:	Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Chad M. Gorsuch
	Name:	Chad M. Gorsuch
	Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Spencer Watts
	Name:	Spencer Watts
	Title:	Executive Director

By:	/s/ Kapil Gupta
	Name:	Kapil Gupta
	Title:	Associate Director

[Signature Page — Equity Distribution Agreement]

SCHEDULE I

Permitted Free Writing Prospectuses

None

I-1

SCHEDULE II

List of Telephone Numbers and E-mail Addresses

II-1

Exhibit A

CARE CAPITAL PROPERTIES, INC.

COMMON STOCK, PAR VALUE $0.01

TERMS AGREEMENT

[ADDRESS OF MANAGER[S]]

Ladies and Gentlemen:

Care Capital Properties, Inc., a Delaware corporation (the “Company”), and Care Capital Properties, LP, a Delaware limited partnership (the “Operating Partnership”), propose, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Equity Distribution Agreement between the Company, the Operating Partnership, Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Jefferies LLC, J. P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated and UBS Securities LLC (each, a “Manager”, and collectively, the “Managers”), dated December 19, 2016 (the “Agreement”), to issue and sell to [•] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case]* on the terms specified in Schedule A hereto.   Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Agreement.

[The Company grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [•] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below).  [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite

A-1

the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [•] in its sole discretion shall make to eliminate any sales or purchases of fractional shares.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Clifford Chance US LLP, 31 W. 52nd Street, New York, NY 10019, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 a.m. (New York time) on the third (or fourth, if the pricing occurs after 4:30 p.m. (New York time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11(d) of the Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them].  [It is understood that each Underwriter has authorized [•] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  [•], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Agreement not related solely to the Manager, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein.  Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT

A-1-2

SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

CARE CAPITAL PROPERTIES, INC.

By:
Name:
Title:

CARE CAPITAL PROPERTIES, LP

By:	Care Capital Properties, GP, LLC, its General Partner

By:
Name:
Title:

Accepted as of the date first written above

[Underwriter[s]]

By:
Name:
Title:

[•]

*              Include only if the Underwriter[s][has][have] an option to purchase additional shares of Common Stock from the Company.

A-1-3

Exhibit B-1

FORM OF OPINION OF THE CCP ENTITIES’ GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)(i)

B-1-1

Exhibit B-2

FORM OF CORPORATE OPINION OF THE CCP ENTITIES’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)(ii)

B-2-1

Exhibit B-3

FORM OF TAX OPINION OF THE CCP ENTITIES’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)(ii)

B-3-1